Exhibit 10.1
SECOND AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
CARE CAPITAL PROPERTIES, LP

THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF CARE CAPITAL PROPERTIES, LP, a Delaware limited partnership (this “Agreement”), is entered into among Care Capital Properties GP, LLC, a Delaware limited liability company (the “General Partner”), and Care Capital Properties, Inc., a Delaware corporation (the “Limited Partner” and, together with the General Partner, the “Partners”, and each a “Partner”), as of August 17, 2015, and further amends and restates in its entirety the amended and restated limited partnership agreement entered into by the Care Capital Properties GP, LLC and Care Capital Properties, LP on April 23, 2015, which amended and restated the limited liability company agreement entered into by Solomon 353 GP, LLC and Solomon 353, LP on April 2, 2015 (the “Original LP Agreement”).
RECITALS:
WHEREAS, an Amended Certificate of Limited Partnership was filed for Care Capital Properties, LP (the “Partnership”) on April 23, 2015, with the Delaware Secretary of State. The original Certificate of Limited Partnership was filed for Solomon 353, LP on April 2, 2015 with the Delaware Secretary of State.
NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, the Partners hereby agree as follows:
1.    Partnership.
(a)    Formation, Name and Existence. The Partners, by execution of the Original LP Agreement, formed the Partnership under the name Solomon 353, LP, a Delaware limited partnership, pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “Act”) and this Agreement and all amendments hereto. The Partnership was subsequently renamed Care Capital Properties, LP. The existence of the Partnership as a separate legal entity shall continue until cancellation of the Certificate as provided in the Act.
(b)    Principal Business Office. Initially, the principal business office of the Partnership shall be located at 353 N. Clark Street, Suite 2900, Chicago, IL 60654 and thereafter shall be located at such other place as the General Partner may determine. The Partnership may have such additional offices as the General Partner deems advisable.
(c)    Registered Office and Registered Agent; Foreign Qualifications. The General Partner shall designate a registered office and a registered agent for the Partnership in the State of Delaware in accordance with the Act. The General Partner has the authority to change the Partnership’s registered office and/or registered agent from time to time in accordance with the Act. The General Partner shall also select and designate a registered office and registered agent for the Partnership in each other state in which the Partnership is required to maintain or appoint one.
(d)    Partners. The names, mailing addresses and percentage of ownership interests of the Partners (the “Interests”) are set forth on Schedule A hereto.
(e)    Purposes.

(i)     Subject to subsection 1(e)(ii) below, the purpose of the Partnership is to engage in all lawful activities in which limited partnerships may engage in under the Act, as the General Partner may determine from time to time.
(ii)     Notwithstanding anything else in this Agreement to the contrary, the business and purposes of the Partnership shall be limited to and conducted in such a manner as to permit the Limited Partner or its successors (or, during such time as the Limited Partner is a “qualified REIT subsidiary” of an entity (such entity, a “Parent REIT”) that intends to qualify to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), such Parent REIT or its successors), at all times to be classified as a REIT, unless the Limited Partner or such Parent REIT ceases to qualify as a real estate investment trust for reasons other than the conduct of the business of the Partnership.
(f)    Admission of Additional Partners. One or more additional partners of the Partnership may be admitted to the Partnership with the written consent of the General Partner.
(g)    Tax Classification. For U.S. federal income tax purposes, the Partnership shall be treated as a disregarded entity of the Limited Partner or a Parent REIT, as applicable. All items of income, gain, loss, deduction and credit of the Partnership shall be reported as appropriate on the income tax returns of the Limited Partner (or a Parent REIT, as applicable), and all provisions of this Agreement are to be construed so as to preserve the Partnership’s classification as a disregarded entity.
2.    Contribution by the Partners.
(a)    Initial Capital of the Partnership. The General Partner and Limited Partner have contributed to the Partnership the sums of cash or property set forth on Schedule A hereto.
(b)    Additional Capital Contributions.
(i)    The Partners shall contribute capital to the Partnership in such amounts and at such times as the General Partner may determine. Any additional contributions of capital to be made by the Partners to the Partnership shall be made by the Partners pro rata in accordance with their respective Interests.

(ii)    Except as expressly set forth herein, no provisions of this Section 2(b) shall be construed to be for the benefit of any third party (including without limitation any creditor of the Partnership) and no such third party shall be entitled to enforce any such provision.
(c)    Limitation on Withdrawal of Capital. Except as expressly provided in this Agreement, no Partner (i) shall have the right to withdraw or receive any return on its contributions, nor shall any Partner have any claim to any Partnership capital prior to termination of the Partnership pursuant to Section 7 hereof, (ii) shall have any right to demand and/or receive property other than cash in return for its contributions, or (iii) shall be liable to any other Partner for the return of such Partner’s contributions to the Partnership, or any portion thereof, it being expressly understood that such return shall be made solely from Partnership assets.
3.    Distributions. Distributions shall be made to the Partners in such amounts and at such times as the General Partner may determine and shall be distributed to the Partners pro rata in accordance with their respective Interests.
4.    Management; Legal Title to Property.
(a)    Management Authority. Except as otherwise expressly provided in this Agreement or in the Act, management decisions of the Partnership shall be made solely by the General Partner, who shall be solely responsible for the conduct of the Partnership’s business subject to the provisions of this Agreement and applicable law. The General Partner shall have all of the rights, powers, duties and obligations of a general partner as provided in the Act and as otherwise provided by law, and any action taken by the General Partner that is not in violation of this Agreement, the Act or other applicable law shall constitute the act of and service to bind the Partnership. Except as otherwise expressly provided herein, the Limited Partner shall not have or exercise any right in connection with the management of the Partnership’s business. The General Partner may employ any affiliates or third parties to perform services on behalf of the Partnership.
(b)    Title to Land. Legal title to any property of the Partnership shall be taken and at all times held in the name of the Partnership.
(c)    Compensation. No compensation shall be paid to the General Partner for the performance of services in such capacity, nor shall the General Partner be reimbursed for any expenses, except as otherwise determined by the General Partner in writing.
5.    Fiscal Year, Books and Records, and Bank Accounts.
(a)    Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year.
(b)    Books and Records.
(i)    There shall be kept and maintained at the Partnership’s principal place of business full and accurate books and records showing all receipts and expenditures, assets and liabilities, profits, losses and distributions, and all other records necessary for recording the Partnership’s business and affairs.

(ii)    The books of the Partnership shall be kept on the accounting method determined by the General Partner and shall show at all times each and every item of income and expense.

(iii)    Each Partner shall have the right at all reasonable times and upon reasonable advance notice, during usual business hours, to audit, examine, and make copies of extracts from the books of account of the Partnership. Such right may be exercised through any agent, employee, or independent public accountant designated by such Partner. Each Partner shall bear all expenses incurred in any examination made for such Partner’s account.

(c)    Bank Accounts. The funds of the Partnership shall be deposited in such bank account or accounts as the General Partner determines are required and consistent with the maintenance of the Limited Partner’s (or a Parent REIT’s, as applicable) qualification as a real estate investment trust under the Code, and the General Partner shall arrange for the appropriate conduct of such accounts.

(d)    Tax Returns and Financial Statements. Tax returns and the annual financial statements of the Partnership shall be prepared by or at the direction of the General Partner as soon as practicable after the expiration of a tax year.

6.    Limitation on Assignment by Partners. No Partner shall sell, assign, transfer or mortgage, hypothecate or otherwise encumber or permit or suffer any encumbrance of all or any part of its Interest in the Partnership except with the consent of the General Partner.

7.    Term, Dissolution and Termination.

(a)    Term. The Partnership shall have perpetual existence, unless sooner dissolved and liquidated in accordance with the provisions hereof.

(b)    Dissolution in Certain Events.
(i)    The Partnership shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (A)(1) all of the Partners of the Partnership approve in writing, or (2) the Partnership sells or otherwise disposes of its interest in all or substantially all of its assets or (B)(1) the occurrence of an event of withdrawal (as defined in the Act) with respect to a General Partner, other than an event of withdrawal set forth in Section 17-402(a)(4) or (5) of the Act; except that the Partnership shall not be dissolved and required to be wound up in connection with any of the events described in this clause (B)(1) if (a) at the time of the occurrence of any such event there is at least one remaining General Partner of the Partnership who is hereby authorized to and shall carry on the business of the Partnership, or (b) if at such time there is no remaining

General Partner of the Partnership, if within 90 days after such event of withdrawal, the Limited Partner agrees in writing or votes to continue the business of the Partnership and to appoint, effective as of the day of withdrawal, one or more additional general partners, or (c) the Partnership is continued without dissolution in a manner permitted by the Act or this Agreement, (2) there are no limited partners of the Partnership, unless the business of the Partnership is continued in accordance with the Act and this Agreement or (3) the entry of a decree of judicial dissolution under Section 17-802 of the Act.
(ii)    Upon the occurrence of any event that results in the General Partner ceasing to be a General Partner of the Partnership under the Act, if, at the time of the occurrence of such event there is at least one remaining General Partner of the Partnership, such remaining General Partner of the Partnership is hereby authorized to and, to the fullest extent permitted by law, shall, carry on the business of the Partnership. Upon the occurrence of any event that causes the last remaining General Partner of the Partnership to cease to be a General Partner of the Partnership, to the fullest extent permitted by law, all the Partners agree that the personal representative of such General Partner is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such General Partner in the Partnership, agree in writing (A) to continue the Partnership and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute general partner of the Partnership, effective as of the occurrence of the event that terminated the continued membership of the last remaining General Partner in the Partnership.

(iii)    Upon the occurrence of any event that causes the last remaining Limited Partner of the Partnership to cease to be a Limited Partner of the Partnership, to the fullest extent permitted by law, all the Partners agree that the personal representative of such Limited Partner is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Limited Partner in the Partnership, agree in writing (A) to continue the Partnership and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute limited partner of the Partnership, effective as of the occurrence of the event that terminated the continued membership of the last remaining Limited Partner in the Partnership.

(iv)    Notwithstanding any other provision of this Agreement to the contrary, the bankruptcy of, or the occurrence of any event set forth in Sections 17-402(a)(4) and (5) of the Act with respect to, the General Partner shall not cause the General Partner to cease to be a General Partner of the Partnership, and upon the occurrence of such an event, the Partnership shall continue without dissolution.

(v)     The death, incompetency, bankruptcy, dissolution or other cessation to exist as a legal entity of a Limited Partner shall not, in and of itself, dissolve the Partnership. In any such event, the personal representative (as defined in the Act) of such Limited Partner may exercise all of the rights of such Limited Partner for the purpose of settling such Limited Partner’s estate or administering its property, subject to the terms and conditions of this Agreement.

(c)    Procedures of Dissolution.    Upon dissolution of the Partnership, the Partnership shall be terminated and the General Partner shall liquidate the assets of the Partnership. The proceeds of liquidation shall be applied and distributed in the following order or priority:
(i)    first, to the satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Partnership and the expenses of liquidation; and

(ii)    thereafter, to the Partners in accordance with Section 3.

A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities. During the period beginning with the dissolution of the Partnership and ending with its liquidation and termination of the Agreement pursuant to this Section 7(c), the business affairs of the Partnership shall be conducted by the General Partner. During such period, the business and affairs of the Partnership shall be conducted so as to preserve the assets of the Partnership and maintain the status thereof which existed immediately prior to such termination.

8.    Miscellaneous.

(a)    Exculpation and Indemnification.

The General Partner shall not be liable to any other Partner or the Partnership for honest mistakes of judgment, or for action or inaction taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Partnership, or for losses, damages or claims due to such mistakes, action or inaction, or for the negligence, dishonesty or bad faith of any employee, broker or other agent of the Partnership, unless a court of competent jurisdiction has made a final determination that such employee, broker or agent was not selected, engaged or retained and supervised with reasonable care. The General Partner may consult with counsel and accountants in respect of Partnership affairs and shall be fully protected and justified in any action or inaction that is taken in reliance in good faith upon the advice or opinion of such counsel or accountants as to matters such person reasonably believes to be within such counsel’s or accountants’ professional or expert competence. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 8(a) shall not be construed to relieve (or attempt to relieve) any person of any liability by reason of such person’s gross negligence or willful misconduct or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 8(a) to the fullest extent permitted by law. This Section 8(a) shall also apply to the officers, directors, shareholders, partners, members, managers, employees, trustees, and agents of the General Partner.

The Partnership shall indemnify any person who was or is a party (other than as a plaintiff), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Partnership), whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Partner, officer or employee of the Partnership, or is or was serving at the request of the Partnership as a director, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other entity, against expenses (including attorney’s fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the person’s conduct was unlawful. This Section 8(a) shall also apply to the officers, directors, shareholders, partners, members, managers, employees, trustees, and agents of the General Partner. Any indemnity under this Section 8(a) shall be provided out of and to the extent of Partnership assets only, and the General Partner shall have no personal liability on account thereof.
The foregoing provisions of this Section 8(a) shall survive any termination of this Agreement.

(b)    Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.
(c)    No Agency Created. Nothing herein contained shall be construed to constitute any Partner the agent of another Partner, except as provided herein. The Partners may engage in or possess any interest in any other business of any nature and description, independently, or with others; and neither the Partnership nor any other Partner shall have any rights in and to such independent ventures or the income or profits derived therefrom.

(d)    Approvals. All approvals or consents permitted or required to be given under this Agreement shall be reasonably given and not unreasonably delayed or withheld. In the event that a Partner having a right of approval takes no action within a reasonable time (or, if a time is specified in this Agreement, then within such specified time) subsequent to receipt of the documents or agreements subject to said approval or consent, the approval or consent of said Partner shall be deemed to have been given.

(e)    Effect of Consent or Waiver. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed to be or construed to be a consent or waiver to or of any other breach or default by such other Partner in the performance by such other Partner of the same or any other obligations of such Partner hereunder. Failure on the part of any of the other Partners to declare any of the other Partners in default, irrespective of how long such failure continues, shall not constitute a waiver by any such Partner of its rights hereunder.

(f)    Construction. As used in this Agreement, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa.
(g)    Entire Agreement. This Agreement constitutes the entire agreement of the Partners with respect to the subject matter hereof.
(h)    Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by those laws.
(i)    Amendments. This Agreement may not be modified, altered, supplemented or amended except in a writing signed by all Partners. Any attempt to modify, alter, supplement or amend this Agreement in any other manner will be null and void ab initio and of no force or effect.
(j)    Titles and Captions. Section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of the contents of this Agreement.

(k)    Binding Agreement and Express Third Party Beneficiaries. Subject to the restrictions on transfer and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their heirs, executors, legal representatives, successors and assigns. Whenever in this instrument a reference to any Partner is made, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of such Partner.
(l)    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature pages and the Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages; all of such signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single solitary page.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

General Partner:

Care Capital Properties GP, LLC,
A Delaware limited liability company

By: Care Capital Properties, Inc., its Sole Member

By: _/s/ Kristen M. Benson_____________________
Name: Kristen Benson
Title:    Vice President and Secretary

Limited Partner:

Care Capital Properties, Inc.,
A Delaware corporation

By:_/s/ Kristen M. Benson_____________________
Name:    Kristen Benson

Title:	Vice President and Secretary

SCHEDULE A

Partner Information

General Partner	Mailing Address	Agreed Value of Capital Contribution	Partnership Interest
Care Capital Properties GP, LLC	353 N. Clark Street Suite 2900, Chicago, IL 60654	$10	1%
Limited Partner
Care Capital Properties, Inc.	353 N. Clark Street Suite 2900, Chicago, IL 60654	$990	99%
		$1,000	100%